Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 2, 2016

	Name of Subsidiary	Jurisdiction
1	AVAD LLC	Delaware
2	Brightpoint, Inc.	Indiana
3	Brightpoint Device Engineering Services LLC	Indiana
4	Brightpoint Eclipse LLC	Indiana
5	Wireless Fulfillment Services Holdings, Inc.	Delaware
6	Wireless Fulfillment Services LLC	California
7	Brightpoint Services, LLC	Indiana
8	Brightpoint North America LLC	Indiana
9	Brightpoint North America L.P.	Delaware
10	2601 Metropolis LLC	Indiana
11	501 Airtech Parkway LLC	Indiana
12	Actify LLC	Indiana
13	Brightpoint Allpoints LLC	Indiana
14	Brightpoint Distribution LLC	Indiana
15	Brightpoint Latin America LLC	Indiana
16	Brightpoint de Mexico S.A. de C.V.	Mexico
17	Brightpoint Solutions de Mexico S.A. de C.V.	Mexico
18	Brightpoint North America Services LLC	Indiana
19	Touchstone Acquisition LLC	Indiana
20	Touchstone Wireless Repair and Logistics, LP	Pennsylvania
21	Touchstone Wireless Latin America LLC	Puerto Rico
22	Brightpoint International Ltd.	Delaware
23	Brightpoint Philippines Limited	British Virgin Islands
24	BPGH LLC	Indiana
25	Brightpoint Global Holdings II, Inc.	Indiana
26	Brightpoint EUROPCO B.V.	the Netherlands
27	Brightpoint Europe ApS	Denmark
28	Ingram Micro Mobility Denmark A/S	Denmark
29	Brightpoint Germany Operations GmbH, in liquidation	Germany
30	Brightpoint Global Holdings C.V.	the Netherlands
31	Ingram Micro Slovakia, s.r.o.	Slovakia
32	DBL Distributing LLC	Delaware
33	VPN Dynamics, Inc.	Delaware
34	Ingram Micro Philippines BPO LLC	Delaware
35	Ingram Micro CLBT LLC	Delaware
36	Ingram Micro CLBT	Pennsylvania
37	Ingram Micro Delaware Inc.	Delaware
38	Ingram Micro L.P.	Tennessee
39	Ingram Micro Texas L.P.	Texas
40	Ingram Micro Singapore Inc.	California
41	Ingram Micro Texas LLC	Delaware
42	Ingram Export Company Ltd.	Barbados
43	Ingram Micro Oy	Finland
44	Ingram Micro (Thailand) Ltd	Thailand
45	Ingram Micro Logistics Inc.	Cayman Islands
46	CIM Ventures Inc.	Cayman Islands
47	Export Services Inc.	California
48	Securematics, Inc.	California
49	Ingram Micro SB Inc.	California

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 2, 2016

50	Ingram Micro Americas Inc.	California
51	Ingram Micro Mexico LLC	Indiana
52	Ìngram Micro Compañia de Servicios, S.A. de C.V.	Mexico
53	Ingram Micro Mexico, S.A. de C.V.	Mexico
54	Ingram HoldCo SRL de C.V.	Mexico
55	Ingram Funding Inc.	Delaware
56	Ingram Micro Asia Pacific Pte. Ltd	Singapore
57	Ingram Micro Lanka (Private) Limited	Sri Lanka
58	Tech Pacific (Thailand) Co., Ltd	Thailand
59	Ingram Micro Management Company	California
60	Ingram Micro Global Holdings C.V.	the Netherlands
61	Ingram Micro Holdings (Australia) Pty Ltd	Australia
62	Ingram Micro Pty Ltd	Australia
63	Ingram Micro Australia Pty Ltd	Australia
64	Brightpoint Australia Pty Ltd	Australia
65	Ingram Micro Inc.	Ontario, Canada
66	AVAD Canada Ltd.	Canada
67	Ingram Micro Mobility Canada BRC Inc.	Ontario, Canada
68	Ingram Micro Holdco Inc.	Ontario, Canada
69	Ingram Micro LP	Ontario, Canada
70	Ingram Micro Logistics LP	Ontario, Canada
71	SoftCom Group Inc.	Ontario, Canada
72	SoftCom Inc.	Ontario, Canada
73	SoftCom Biliºim Hizmetleri ve Ticaret A.ª.	Turkey
74	Ingram Micro Latin America & Caribbean LLC	Delaware
75	Ingram Micro Chile, S.A.	Chile
76	Ingram Micro SAS	Colombia
77	Ingram Micro SSC (Costa Rica) Ltda.	Costa Rica
78	TD Chile, S.A.	Chile
79	Ingram Micro S.A.C.	Peru
80	Ingram Micro New Zealand Holdings	New Zealand
81	Tech Pacific Holdings (NZ) Limited	New Zealand
82	Ingram Micro (NZ) Limited	New Zealand
83	Brightpoint New Zealand Limited	New Zealand
84	Ingram Micro Global Holdings S.a.r.l.	Luxembourg
85	Ingram Micro Global Holdings LLC	Indiana
86	Ingram Micro Global Operations C.V.	the Netherlands
87	Ingram Micro Management Company SCS	Luxembourg
88	Ingram Micro Worldwide Holdings Sarl	Luxembourg
89	Ingram Micro Global Services B.V.	the Netherlands
90	Parallels Desktop Research OOO	Russian Federation
91	Ingram Micro OOO	Russian Federation
92	Ingram Micro Asia Marketplace Pte. Ltd.	Singapore
93	Ingram Micro Europe B.V.	the Netherlands
94	Ingram Micro SSC EMEA EOOD	Bulgaria
95	Ingram Micro BVBA	Belgium
96	Ingram Micro SLU	Spain
97	Ingram Micro GmbH	Austria
98	Ingram Micro BV	the Netherlands
99	Ingram Micro SRL	Italy
100	Ingram Micro Holdings Ltd	UK

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 2, 2016

101	Canai Europe Ltd.	UK
102	Canai (SE Europe) Srl.	Romania
103	Ingram Micro (UK) Ltd	UK
104	Brightpoint EMEA Enterprise Limited	UK
105	Brightpoint Great Britain Limited	UK
106	MSS Protect Limited	Ireland
107	ANOV Expansion SAS	France
108	ANOV France SAS	France
109	ANOV IMMO SAS	France
110	SCI d’Artagnan	France
111	A NOVO Servitec SA	Belgium
112	ANOVO Benelux SA	Belgium
113	A NOVO Holdings Ltd.	UK
114	A NOVO UK Limited	UK
115	ANOVO Suisse SA	Switzerland
116	ANOVO International SA en liquidation	Switzerland
117	ANOVO Deustchland GmbH	Germany
118	ANOVO Polska Sp z.o.o.	Poland
119	ANOVO Colombia S.A.S.	Colombia
120	ANOVO do Brasil Serviços de Reparo Ltda.	Brazil
121	ANOVO Tek S.A.	Brazil
122	A NOVO America del Sur S.A.	Panama
123	Icon Enterprises S.A.	Panama
124	ANOVO Andes S.A.	Chile
125	ANOVO Perú S.A.C.	Peru
126	A NOVO Bolivia S.A.	Bolivia
127	ANOVO Hong Kong Limited	Hong Kong
128	SOMANCO SAS	France
129	Ingram Micro Magyarorszag Kft	Hungary
130	Ingram Micro Regent B.V.	the Netherlands
131	DOCdata Nederland B.V.	the Netherlands
132	Docdata fulfilment B.V.	the Netherlands
133	Docdata eServices B.V.	the Netherlands
134	Docdata Commerce B.V.	the Netherlands
135	Best2Serve B.V.	the Netherlands
136	Docdata Technology Beheer B.V.	the Netherlands
137	Docdata Technology B.V.	the Netherlands
138	Docdata payments B.V.	the Netherlands
139	Docdata Payments platform B.V.	the Netherlands
140	Stichting foundation docdata payments	the Netherlands
141	DOCdata International B.V.	the Netherlands
142	Docdata Germany GmbH	Germany
143	Docdata Assets GmbH	Germany
144	Docdata fulfilment GmbH	Germany
145	Docdata Fulfilment Services GmbH	Germany
146	Docdata Fashion Services GmbH	Germany
147	Docdata e-business GmbH	Germany
148	Docdata Fulfilment Sp.Z.o.o.	Poland
149	Docdata Fulfilment Solutions Sp.Z.o.o.	Poland
150	Docdata Italy Srl	Italy
151	DOCdata (UK) E-Holding Limited	UK

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 2, 2016

152	Docdata Fulfilment Limited	UK
153	Ingram Micro SAS	France
154	Ingram Micro AB	Sweden
155	Ingram Micro GmbH	Switzerland
156	Ingram Micro Holding GmbH	Germany
157	Ingram Micro Pan Europe GmbH	Germany
158	Ingram Micro Distribution GmbH	Germany
159	Ingram Micro Israel Ltd	Israel
160	Ingram Micro ApS	Denmark
161	Ingram Micro AS	Norway
162	Ingram Micro Mobility Germany GmbH	Germany
163	Brightpoint GmbH, in liquidation	Germany
164	Bright Creative Communications BV	the Netherlands
165	Ingram Micro Europe GmbH	Germany
166	Ingram Macrotron GmbH	Germany
167	Ingram Micro Administration GmbH	Germany
168	Ingram Micro Services GmbH	Germany
169	Ingram Micro Singapore Holdings S.a.r.l.	Luxembourg
170	Ingram Micro Asia Ltd.	Singapore
171	Brightpoint International (Malaysia) Sdn. Bhd.	Malaysia
172	Platinum Waves Wireless Sdn. Bhd.	Malaysia
173	PT Ingram Micro Indonesia	Indonesia
174	Ingram Micro Malaysia Sdn Bhd	Malaysia
175	Ingram Micro Hong Kong (Holding) Ltd	Hong Kong
176	Ingram Micro (China) Ltd	Hong Kong
177	Ingram Micro Holding (Thailand) Ltd	Thailand
178	Ingram Micro (China) Holding & Commercial Co. Ltd.	China
179	Ingram Micro Trading (Shanghai) Co. Ltd.	China
180	Shanghai Ingram Micro Logistics Co., Ltd.	China
181	Shanghai Ingram Micro IT Services Co., Ltd.	China
182	Ingram Micro Cloud Computing Solution Co., Ltd.	China
183	Ingram Micro (Shanghai) Commercial Factoring Co., Ltd.	China
184	Ingram Micro International Trading (Shanghai) Co., Ltd.	China
185	Mobilecover Singapore Pte. Ltd.	Singapore
186	Mobile Support Services Pte. Ltd.	Singapore
187	Mobile Support Services Malaysia Sdn Bhd.	Malaysia
188	PT Mobile Support Services Indonesia	Indonesia
189	Tech Pacific (N.Z.) Ltd	New Zealand
190	Techpac Holdings Limited	Bermuda
191	Tech Pacific Asia Limited	British Virgin Islands
192	Tech Pacific (H.K.) Limited	Hong Kong
193	First Tech Pacific Distributors Sdn Bhd	Malaysia
194	Tech Pacific Inc.	Philippines
195	Tech Pacific Mauritius Limited	Mauritius
196	Techpac Mauritius Limited	Mauritius
197	Surajami Investment & Trading Co. Ltd	India
198	Aptec Holdings Limited	Dubai Intl Financial Centre
199	A Advanced Logistics Services LLC	United Arab Emirates
200	Advanced Technology Services FZ LLC	Dubai Internet City Free Zone
201	Aptec Distribution FZ LLC	Dubai Internet City Free Zone
202	Aptec Holding Egypt LLC	Egypt

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 2, 2016

203	Aptec Egypt LLC	Egypt
204	Aptec Lebanon SAL	Lebanon
205	Aptec Distribution (SA) Ltd.	British Virgin Islands
206	Aptec Bilgsayar Dagitim Danismanlik Eðitim Ithalat Ihracat Ve Ticaret Limited Sirketi	Turkey
207	Track Distribution Middle East FZ LLC	Dubai Internet City Free Zone
208	Aptec Saudi Arabia LLC	Saudi Arabia
209	Armada Bilgisayar Sistemleri Sanayi ve Ticaret Anonim Sirketi	Turkey
210	Supernet Systems Limited	UK
211	Ingram Micro Pakistan (Pvt) Limited	Pakistan
212	Ingram Micro North Africa SARL	Morocco
213	Ingram Micro India SSC Limited	India
214	Ingram Micro India Private Limited	India
215	Ingram Micro (India) Exports Pte Ltd	Singapore
216	Ingram Micro Latin America	Cayman Islands
217	Ingram Micro Argentina, S.A.	Argentina
218	Ingram Micro Brasil Ltda.	Brazil
219	Ingram Micro Tecnologia E Informatica Ltda	Brazil
220	Acao Informatica Brasil Ltda.	Brazil
221	Aktio (Argentina) S.A.	Argentina
222	Aktio Chile S.A.	Chile
223	Aktio Peru S.A.C.	Peru
224	Informatica del Ecuador Infoecusa S.A.	Ecuador
225	Aktio (Uruguay) S.A.	Uruguay
226	Aktio Colombia SAS	Colombia
227	Ingram Micro Caribbean	Cayman Islands
228	Ingram Micro Luxembourg Sarl	Luxembourg
229	Brightpoint Switzerland S.A. in liquidation	Switzerland
230	Ingram Micro Finance Luxembourg Sarl	Luxembourg
231	Ingram Micro (Europe) PTE Ltd	Singapore
232	Ingram Micro Coordination Center BVBA	Belgium
233	Ingram Micro Europe BVBA	Belgium
234	Brightpoint Holdings B.V.	the Netherlands
235	Ingram Micro Southern Africa (Proprietary) Limited	South Africa
236	Ingram Micro Mobility Austria Holding GmbH	Austria
237	Ingram Micro Mobility Austria GmbH	Austria
238	Brightpoint Costa Rica Limitada	Costa Rica
239	Brightpoint European Regional Services, S.L.U.	Spain
240	Eclipse Support, S.L.U.	Spain
241	Ingram Micro Mobility Finland Oy	Finland
242	Brightpoint India Private Limited	India
243	Brightpoint International (Hong Kong) Limited	Hong Kong
244	Ingram Micro Nordic Logistics AB	Sweden
245	Ingram Micro Mobility AS	Norway
246	Moobi Norway AS	Norway
247	Ingram Micro Philippines, Inc.	Philippines
248	Ingram Micro Poland Sp. z o.o.	Poland
249	Brightpoint Senegal SARL	Senegal
250	Brightpoint Singapore Pte. Ltd.	Singapore
251	Brightpoint Sub Saharan Africa (Proprietary) Limited	South Africa
252	Ingram Micro Mobility Sweden AB	Sweden
253	Brightpoint Vietnam LLC	Vietnam

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of January 2, 2016

254	Ingram Micro Portugal, Unipessoal, Lda.	Portugal
255	Clarity Technology Unipessoal Lda.	Portugal
256	Persequor Limited	British Virgin Islands
257	Persequor Holdings I Ltd.	British Virgin Islands
258	Brightpoint Middle East FZE	Dubia Airport Free Zone
259	Sequor Systems Ltd.	British Virgin Islands
260	Brightpoint Solutions FZE	Dubari Airport Free Zone
261	ProMark Technology, Inc.	Maryland
262	Shipwire, Inc.	Delaware
263	Eastvale Store LLC	California
264	Ingram Micro Services LLC	Delaware
265	Pinnacle Service Solutions Group, Inc.	Delaware
266	SoftCom America, Inc.	Delaware